Exhibit 99.1

NetApp reports third quarter of fiscal year 2022 results

Net revenues for the third quarter grew 10% year-over-year to $1.61 billion

•
NetApp™ Public Cloud annualized revenue run rate (ARR)1 increased 98% year-over-year to $469 million
•
All-flash array annualized net revenue run rate2 reached an all-time high of $3.2 billion
•
Product revenue grew 9% year-over-year to $846 million, the fourth consecutive quarter of year-over-year growth
•
Billings3 were $1.76 billion, an increase of 10% year-over-year
•
Increased full fiscal year 2022 revenue and EPS guidance
•
$236 million returned to shareholders in share repurchases and cash dividends

SAN JOSE, Calif.—February 23, 2022—NetApp (NASDAQ: NTAP) today reported financial results for the third quarter of fiscal year 2022, which ended on January 28, 2022.

“Q3 results and positive growth outlook are powered by the alignment of our differentiated technology portfolio with customer priorities for cloud and digital transformation. We have a unique position in solving organizations’ most significant challenges in hybrid, multi-cloud IT,” said George Kurian, chief executive officer. “Our focused execution and effective management of temporary supply chain headwinds enable us to capture our expanding opportunity while investing for continued growth and delivering operating leverage.”

Third quarter of fiscal year 2022 financial results

•
Net revenues: $1.61 billion, compared to $1.47 billion in the third quarter of fiscal year 2021
o
Hybrid Cloud segment revenue: $1.50 billion, compared to $1.42 billion in the third quarter of fiscal year 2021
o
Public Cloud segment revenue: $110 million, compared to $55 million in the third quarter of fiscal year 2021
•
Net income: GAAP net income of $252 million, compared to $182 million in the third quarter of fiscal year 2021; non-GAAP net income4 of $330 million, compared to $250 million in the third quarter of fiscal year 2021
•
Earnings per share: GAAP net income per share5 of $1.10, compared to $0.80 in the third quarter of fiscal year 2021; non-GAAP net income per share of $1.44, compared to $1.10 in the third quarter of fiscal year 2021
•
Cash, cash equivalents and investments: $4.20 billion at the end of the third quarter of fiscal year 2022

•
Cash provided by operations: $260 million, compared to $373 million in the third quarter of fiscal year 2021
•
Share repurchase and dividends: Returned $236 million to shareholders through share repurchases and cash dividends

Fourth quarter of fiscal year 2022 financial outlook

The Company provided the following financial guidance for the fourth quarter of fiscal year 2022:

Net revenues are expected to be in the range of:	$1.635 billion to $1.735 billion
	GAAP	Non-GAAP
Earnings per share is expected to be in the range of:	$0.90 - $1.00	$1.21 - $1.31

Full fiscal year 2022 financial outlook

The Company provided the following financial guidance update for the full fiscal year 2022:

Net revenues are expected to grow by:	~10%
Public Cloud ARR is expected to exit the fiscal year in the range of:	$525 million to $545 million
	GAAP	Non-GAAP
Consolidated gross margins are expected to be:	~66%	~67%
Operating margins are expected to be:	18% - 19%	23% - 24%
Effective tax rate is expected to be:	~18%	~18%
Earnings per share is expected to be in the range of:	$3.87 – $3.97	$5.07 - $5.17

Dividend

The next cash dividend of $0.50 per share is to be paid on April 27, 2022, to shareholders of record as of the close of business on April 8, 2022.

Third quarter of fiscal year 2022 business highlights

Leading product innovation

•
NetApp announced the completion of its acquisition of CloudCheckr™, a leading cloud optimization platform that provides cloud visibility and insights to help customers lower costs, maintain security and compliance, and optimize cloud resources.
•
NetApp introduced the AFF A900 system, the latest evolution of its all-flash storage array portfolio, powered by NetApp ONTAP™ Enterprise Edition.

•
NetApp announced that ONTAP is the first enterprise storage and data management platform to achieve Commercial Solutions for Classified (CSfC) Program validation for a Data-at-Rest (DAR) capability package.
•
NetApp announced that NetApp StorageGRID™ technology became the only object storage solution to earn NF203 Digital Safe and ISO 25051 certifications.
•
NetApp introduced anotherSpot by NetApp service, Ocean for Apache Spark. Data infrastructure teams get the power and flexibility of Apache Spark on Kubernetes without the complexity of managing and tuning infrastructure and workloads.
•
NetApp extended the Ocean suite with a private preview of Ocean CD, which makes it easy to execute deployments quickly and reliably with integrated and automated continuous verification.
•
NetApp announced CloudCheckr Well-Architected Readiness Advisor, which helps managed service providers (MSPs) streamline the delivery of AWS Well-Architected Reviews and helps AWS customers maintain compliance with the AWS Well-Architected Framework.
•
NetAppCloud Backup now supports tiering backups to Amazon S3 Glacier, Glacier Deep Archive, Google Cloud Storage Archive, and Azure Archive Storage, making storing backups in the cloud more cost effective.
•
NetApp enhanced Cloud Backup with Kubernetes-aware backup support to protect the data, settings, and metadata in Kubernetes persistent volumes, making data easily accessible and restorable at a granular level.

Customer and partnership expansions

•
NetApp extended its collaboration with Ducati, committing to an additional 2 years of support to help advance Ducati’s performance in the MotoGP World Championship.
•
Kyndryl and NetApp announced a strategic partnership to deliver critical enterprise data infrastructure to BMW Group.

NetApp awards and recognition

•
AWS named NetApp its 2021 AWS Independent Software Vendor (ISV) Design Partner of the Year–U.S. This award recognizes NetApp’s work in helping customers enable innovation and build solutions that facilitate digital and cloud transformation on the AWS Cloud.
•
NetApp was named as a leader and out-performer in three GigaOm Radar Reports: GigaOm Radar for Cloud File Systems, GigaOm Radar for Enterprise Scale-Out File Systems, and GigaOm Radar for Primary Storage for Large Enterprises.
•
NetApp was named in the CRN 2021 Tech Innovator Awards as a finalist for cloud tools and management, as well as a finalist for container technology.
•
NetApp was named on the list of Best Places to Work for LGBTQ+ Equality 2022 by the Human Rights Campaign Foundation’s Corporate Equality Index.

Executive leadership announcements

•
NetApp announced the appointment of Harv Bhela, chief product officer, to its leadership team to accelerate the ongoing transformation of the company into a multicloud, storage, and data services leader.
•
NetApp announced the appointment of Elizabeth O’Callahan as chief legal officer (CLO) and general counsel.

Webcast and conference call information

NetApp will host a conference call to discuss these results today at 2:00 p.m. Pacific Time. To access the live webcast of this event, go to the NetApp Investor Relations website at investors.netapp.com. In addition, this press release, historical supplemental data tables, and other information related to the call will be posted on the Investor Relations website. An audio replay will be available on the website after 4:00 p.m. Pacific Time today.

“Safe Harbor” statement under U.S. Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, all of the statements made in the Fourth Quarter of Fiscal Year 2022 Financial Outlook section and Full Fiscal Year 2022 Financial Outlook section and statements about our positive growth outlook due to the alignment of our differentiated technology portfolio with customer priorities, and our ability to execute and manage supply chain headwinds and capture our expanding opportunity while investing for continued growth and delivering operating leverage. Actual results may differ materially from these statements for a variety of reasons, including, without limitation, customer demand for and acceptance of our products and services, our ability to successfully execute on our data fabric strategy to generate profitable growth and stockholder return, our ability to successfully execute new business models, general global political, macroeconomic and market conditions, changes in U.S. government spending, revenue seasonality, our ability to manage our gross profit margins, the impact of the COVID-19 pandemic on our business operations, including supply chain disruptions, our financial performance and results of operations, and our ability to expand our total available market and grow our portfolio of products. These and other equally important factors are described in reports and documents we file from time to time with the Securities and Exchange Commission, including the factors described under the section titled “Risk Factors” in our most recently submitted annual report on Form 10-K. We disclaim any obligation to update information contained in this press release whether as a result of new information, future events, or otherwise.

###

NetApp, the NetApp logo, and the marks listed at http://www.netapp.com/TM are trademarks of NetApp, Inc. All other marks are the property of their respective owners.

Footnotes

1Public Cloud annualized revenue run rate (ARR) is calculated as the annualized value of all Public Cloud customer commitments with the assumption that any commitment expiring during the next 12 months will be renewed with its existing terms.

2All-flash array annualized net revenue run rate is determined by products and services revenue for the current quarter, multiplied by 4.

3Refer to the NetApp Usage of Non-GAAP Financial Information section below for an explanation of billings.

4Non-GAAP net income excludes, when applicable, (a) amortization of intangible assets, (b) stock-based compensation expenses, (c) litigation settlements, (d) acquisition-related expenses, (e) restructuring charges, (f) asset impairments, (g) gains/losses on the sale or derecognition of assets, (h) gains/losses on the sale of investments in equity securities, (i) debt extinguishment costs, (j) COVID-19 charges and (k) our GAAP tax provision, but includes a non-GAAP tax provision based upon our projected annual non-GAAP effective tax rate for the first three quarters of the fiscal year and an actual non-GAAP tax provision for the fourth quarter of the fiscal year. NetApp makes additional adjustments to the non-GAAP tax provision for certain tax matters as described below. A detailed reconciliation of our non-GAAP to GAAP results can be found at http://investors.netapp.com. NetApp’s management uses these non-GAAP measures in making operating decisions because it believes the measurements provide meaningful supplemental information regarding NetApp’s ongoing operational performance.

5GAAP net income per share and non-GAAP net income per share are calculated using the diluted number of shares.

NetApp usage of non-GAAP financial information

To supplement NetApp’s condensed consolidated financial statement information presented in accordance with generally accepted accounting principles in the United States (GAAP), NetApp provides investors with certain non-GAAP measures, including, but not limited to, historical non-GAAP operating results, non-GAAP net income, non-GAAP effective tax rate, free cash flow, billings, and historical and projected non-GAAP earnings per diluted share. NetApp also presents the hardware and software components of our GAAP product revenues. Because our revenue recognition policy under GAAP defines a configured storage system, inclusive of the operating system software essential to its functionality, as a single performance obligation, hardware and software components of our product revenues are considered non-GAAP measures. The hardware and software components of our product revenues are derived from an estimated fair value allocation of the transaction price of our contracts with customers, down to the level of the product hardware and software components. This allocation is primarily based on the contractual prices at which NetApp has historically billed customers for such respective components.

NetApp believes that the presentation of non-GAAP net income, non-GAAP effective tax rates, and non-GAAP earnings per share data, when shown in conjunction with the corresponding GAAP measures, provides useful information to investors and management regarding financial and business trends relating to its financial condition and results of operations.

NetApp believes that the presentation of free cash flow, which it defines as the net cash provided by operating activities less cash used to acquire property and equipment, to be a liquidity measure that provides useful information to management and investors because it reflects cash that can be used to, among other things, invest in its business, make strategic acquisitions, repurchase common stock, and pay dividends on its common stock. As free cash flow is not a measure of liquidity calculated in accordance with GAAP, free cash flow should be considered in addition to, but not as a substitute for, the analysis provided in the statement of cash flows.

NetApp believes that the presentation of the software and hardware components of our product revenues is meaningful to investors and management as it illustrates the significance of the Company’s software and provides improved visibility into the value created by our software innovation and R&D investment.

NetApp approximates billings by adding net revenues as reported on our Condensed Consolidated Statements of Operations for the period to the change in total deferred revenue and financed unearned services revenue as reported on our Condensed Consolidated Statements of Cash Flows for the same period. Billings is a performance measure that NetApp believes provides useful information to management and investors because it approximates the amounts under purchase orders received by us during a given period that have been billed.

NetApp’s management uses these non-GAAP measures in making operating decisions because it believes the measurements provide meaningful supplemental information regarding NetApp’s ongoing operational performance. These non-GAAP financial measures are used to: (1) measure company performance against historical results, (2) facilitate comparisons to our competitors’ operating results and (3) allow greater transparency with respect to information used by management in financial and operational decision making.

NetApp excludes the following items from its non-GAAP measures when applicable:

A. Amortization of intangible assets. NetApp records amortization of intangible assets that were acquired in connection with its business combinations. The amortization of intangible assets varies depending on the level of acquisition activity. Management finds it useful to exclude these charges to assess the appropriate level of various operating expenses to assist in budgeting, planning and forecasting future periods and in measuring operational performance.

B. Stock-based compensation expenses. NetApp excludes stock-based compensation expenses from its non-GAAP measures primarily because the amount can fluctuate based on variables unrelated to the performance of the underlying business. While management views stock-based compensation as a key element of our employee retention and long-term incentives, we do not view it as an expense to be used in evaluating operational performance in any given period.

C. Litigation settlements. NetApp may periodically incur charges or benefits related to litigation settlements. NetApp excludes these charges and benefits, when significant, because it does not believe they are reflective of ongoing business and operating results.

D. Acquisition-related expenses. NetApp excludes acquisition-related expenses, including (a) due diligence, legal and other one-time integration charges and (b) write down of assets acquired that NetApp does not intend to use in its ongoing business, from its non-GAAP measures, primarily because they are not related to our ongoing business or cost base and, therefore, are less useful for future planning and forecasting.

E. Restructuring charges. These charges consist of restructuring charges that are incurred based on the particular facts and circumstances of restructuring decisions, including employment and contractual settlement terms, and other related charges, and can vary in size and frequency. We therefore exclude them in our assessment of operational performance.

F. Asset impairments. These are non-cash charges to write down assets when there is an indication that the asset has become impaired. Management finds it useful to exclude these non-cash charges due to the unpredictability of these events in its assessment of operational performance.

G. Gains/losses on the sale or derecognition of assets. These are gains/losses from the sale of our properties and other transactions in which we transfer control of assets to a third party. Management believes that these transactions do not reflect the results of our underlying, on-going business and, therefore, are less useful for future planning and forecasting.

H. Gains/losses on the sale of investments in equity securities. These are gains/losses from the sale of our investment in certain equity securities. Typically, such investments are sold as a result of a change in control of the underlying businesses. Management believes that these transactions do not reflect the results of our underlying, on-going business and, therefore, are less useful for future planning and forecasting.

I. Debt extinguishment costs. NetApp excludes certain non-recurring expenses incurred as a result of the early extinguishment of debt. Management believes such nonrecurring costs do not reflect the results of its underlying, on-going business and, therefore, are less useful for future planning and forecasting.

J. COVID-19 charges. NetApp has excluded certain non-recurring expenses incurred as a direct result of the COVID-19 pandemic. Management believes such nonrecurring costs do not reflect the results of its underlying, on-going business and, therefore, are less useful for future planning and forecasting.

K. Income tax adjustments. NetApp’s non-GAAP tax provision is based upon a projected annual non-GAAP effective tax rate for the first three quarters of the fiscal year and an actual non-GAAP tax provision for the fourth quarter of the fiscal year. The non-GAAP tax provision also excludes, when applicable, (a) tax charges or benefits in the current period that relate to one or more prior fiscal periods that are a result of events such as changes in tax legislation, authoritative guidance, income tax audit settlements, statute lapses and/or court decisions, (b) tax charges or benefits that are attributable to unusual or non-recurring book and/or tax accounting method changes, (c) tax charges that are a result of a non-routine foreign cash repatriation, (d) tax charges or benefits that are a result of infrequent restructuring of the Company’s tax structure, (e) tax charges or benefits that are a result of a change in valuation allowance, and (f) tax charges resulting from the integration of intellectual property from acquisitions. Management believes that the use of non-GAAP tax provisions provides a more meaningful measure of the Company’s operational performance.

These non-GAAP measures are not in accordance with, or an alternative for, measures prepared in accordance with GAAP, and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. NetApp believes that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate the Company’s results of operations in conjunction with the corresponding GAAP measures. NetApp management compensates for these limitations by analyzing current and projected results on a GAAP basis as well as a non-GAAP basis. The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with generally accepted accounting principles in the United States. The non-GAAP financial measures are meant to supplement, and be viewed in conjunction with, GAAP financial measures.

About NetApp

In a world full of generalists, NetApp is a specialist. We’re focused on one thing, helping your business get the most out of your data. NetApp brings the enterprise-grade data services you rely on into the cloud, and the simple flexibility of cloud into the data center. Our industry-leading solutions work across diverse customer environments and the world’s biggest public clouds. As a cloud-led, data-centric software company, only NetApp can help build your unique data fabric, simplify and connect your cloud, and securely deliver the right data, services, and applications to the right people—anytime, anywhere.

NETAPP, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions)

(Unaudited)

	January 28, 2022	April 30, 2021

ASSETS

Current assets:
Cash, cash equivalents and investments	$4,201	$4,596
Accounts receivable	799	945
Inventories	167	114
Other current assets	346	346
Total current assets	5,513	6,001

Property and equipment, net	575	525
Goodwill and purchased intangible assets, net	2,480	2,140
Other non-current assets	932	694
Total assets	$9,500	$9,360

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$432	$420
Accrued expenses	807	970
Current portion of long-term debt	250	—
Short-term deferred revenue and financed unearned services revenue	2,063	2,062
Total current liabilities	3,552	3,452
Long-term debt	2,385	2,632
Other long-term liabilities	775	650
Long-term deferred revenue and financed unearned services revenue	1,906	1,941
Total liabilities	8,618	8,675

Stockholders' equity	882	685
Total liabilities and stockholders' equity	$9,500	$9,360

NETAPP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except per share amounts)

(Unaudited)

	Three Months Ended		Nine Months Ended
	January 28, 2022	January 29, 2021	January 28, 2022	January 29, 2021
Net revenues:
Product	$846	$775	$2,390	$2,151
Services	768	695	2,248	2,038
Net revenues	1,614	1,470	4,638	4,189

Cost of revenues:
Cost of product	407	369	1,108	1,045
Cost of services	134	126	399	364
Total cost of revenues	541	495	1,507	1,409
Gross profit	1,073	975	3,131	2,780

Operating expenses:
Sales and marketing	461	436	1,377	1,297
Research and development	220	215	646	660
General and administrative	65	63	207	191
Restructuring charges	—	—	29	42
Acquisition-related expense	6	3	8	14
Total operating expenses	752	717	2,267	2,204

Income from operations	321	258	864	576

Other expense, net	(15)	(11)	(41)	(50)

Income before income taxes	306	247	823	526

Provision for income taxes	54	65	145	130

Net income	$252	$182	$678	$396

Net income per share:
Basic	$1.13	$0.82	$3.04	$1.78

Diluted	$1.10	$0.80	$2.96	$1.76

Shares used in net income per share calculations:
Basic	223	223	223	222

Diluted	229	227	229	225

NETAPP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

(Unaudited)

	Three Months Ended		Nine Months Ended
	January 28, 2022	January 29, 2021	January 28, 2022	January 29, 2021
Cash flows from operating activities:
Net income	$252	$182	$678	$396
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	51	54	143	159
Non-cash operating lease cost	12	12	40	38
Stock-based compensation	64	46	179	149
Deferred income taxes	(34)	(1)	(66)	(1)
Other items, net	(23)	7	(35)	35
Changes in assets and liabilities, net of acquisitions of businesses:
Accounts receivable	(155)	11	137	208
Inventories	(12)	10	(53)	39
Accounts payable	(1)	(33)	10	(92)
Accrued expenses	(1)	8	(207)	(61)
Deferred revenue and financed unearned services revenue	143	128	46	10
Long-term taxes payable	(1)	(5)	(66)	(51)
Changes in other operating assets and liabilities, net	(35)	(46)	(6)	(55)
Net cash provided by operating activities	260	373	800	774
Cash flows from investing activities:
Redemptions of investments, net	10	33	36	140
Purchases of property and equipment	(61)	(32)	(158)	(124)
Proceeds from sale of properties	—	—	—	6
Acquisitions of businesses, net of cash acquired	(345)	—	(359)	(350)
Other investing activities, net	—	—	—	8
Net cash (used in) provided by investing activities	(396)	1	(481)	(320)
Cash flows from financing activities:
Proceeds from issuance of common stock under employee stock award plans	52	43	105	92
Payments for taxes related to net share settlement of stock awards	(6)	(4)	(69)	(38)
Repurchase of common stock	(125)	(50)	(350)	(50)
Repayments of commercial paper notes, original maturities of three months or less, net	—	—	—	(420)
Issuance of debt, net of issuance costs	—	—	—	2,057
Repayments and extinguishment of debt	—	—	—	(689)
Dividends paid	(111)	(107)	(335)	(321)
Other financing activities, net	—	(4)	(2)	(7)
Net cash (used in) provided by financing activities	(190)	(122)	(651)	624

Effect of exchange rate changes on cash, cash equivalents and restricted cash	(13)	26	(26)	70

Net change in cash, cash equivalents and restricted cash	(339)	278	(358)	1,148
Cash, cash equivalents and restricted cash:
Beginning of period	4,516	3,536	4,535	2,666
End of period	$4,177	$3,814	$4,177	$3,814

NETAPP, INC.
SUPPLEMENTAL DATA
(In millions except net income per share, percentages, DSO, DPO and Inventory Turns)
(Unaudited)

     In the first quarter of fiscal year 2022, the Company introduced two segments for financial reporting purposes: Hybrid Cloud and Public Cloud. Prior period disclosures have been revised for comparability.

Revenues by Segment
	Q3'FY22	Q2'FY22	Q3'FY21
Product	$846	$814	$775
Support	586	590	571
Professional and Other Services	72	75	69
Hybrid Cloud Segment Net Revenues	1,504	1,479	1,415
Public Cloud Segment Net Revenues	110	87	55
Net Revenues	$1,614	$1,566	$1,470

Gross Profit by Segment
	Q3'FY22	Q2'FY22	Q3'FY21
Product	$442	$445	$414
Support	541	542	522
Professional and Other Services	26	21	16
Hybrid Cloud Segment Gross Profit	1,009	1,008	952
Public Cloud Segment Gross Profit	78	62	38
Total Segments Gross Profit	1,087	1,070	990

Amortization of Intangible Assets	(9)	(7)	(12)
Stock-based Compensation	(5)	(4)	(3)
Unallocated Cost of Revenues	(14)	(11)	(15)

Gross Profit	$1,073	$1,059	$975

Gross Margin by Segment
	Q3'FY22	Q2'FY22	Q3'FY21
Product	52.2%	54.7%	53.4%
Support	92.3%	91.9%	91.4%
Professional and Other Services	36.1%	28.0%	23.2%
Hybrid Cloud Segment Gross Margin	67.1%	68.2%	67.3%
Public Cloud Segment Gross Margin	70.9%	71.3%	69.1%

Product Revenues
	Q3'FY22	Q2'FY22	Q3'FY21
Total	$846	$814	$775
Software*	$507	$475	$428
Hardware*	$339	$339	$347

Software and recurring support and public cloud revenue
	Q3'FY22	Q2'FY22	Q3'FY21
Product - Software	$507	$475	$428
Support	586	590	572
Public Cloud	110	87	55
Software and recurring support and public cloud revenue*	$1,203	$1,152	$1,055

Software and recurring support and public cloud revenue as a percentage of net revenues	75%	74%	72%

* Our revenue recognition policy under GAAP defines a configured storage system, inclusive of the operating system software essential to its functionality, as a single performance obligation. We have provided a breakdown of our GAAP product revenues into the software and hardware components, which are considered non-GAAP measures, to display the significance of software included in total product revenues. Software and recurring support and public cloud revenue is a non-GAAP measure because it includes the software component of our product revenues, but not the hardware component.

Geographic Mix
	% of Q3 FY'22	% of Q2 FY'22	% of Q3 FY'21
	Revenue	Revenue	Revenue
Americas	56%	55%	53%
Americas Commercial	47%	43%	43%
U.S. Public Sector	9%	12%	10%
EMEA	32%	29%	32%
Asia Pacific	12%	15%	15%

Pathways Mix
	% of Q3 FY'22	% of Q2 FY'22	% of Q3 FY'21
	Revenue	Revenue	Revenue
Direct	21%	24%	24%
Indirect	79%	76%	76%

Non-GAAP Income from Operations, Income before Income Taxes & Effective Tax Rate

	Q3'FY22	Q2'FY22	Q3'FY21
Non-GAAP Income from Operations	$404	$374	$322
% of Net Revenues	25.0%	23.9%	21.9%
Non-GAAP Income before Income Taxes	$389	$360	$311
Non-GAAP Effective Tax Rate	15.2%	18.9%	19.6%

Non-GAAP Net Income
	Q3'FY22	Q2'FY22	Q3'FY21
Non-GAAP Net Income	$330	$292	$250
Non-GAAP Weighted Average Common Shares Outstanding, Diluted	229	229	227
Non-GAAP Net Income per Share, Diluted	$1.44	$1.28	$1.10

Select Balance Sheet Items
	Q3'FY22	Q2'FY22	Q3'FY21
Deferred Revenue and Financed Unearned Services Revenue	$3,969	$3,866	$3,828
DSO (days)	45	38	49
DPO (days)	73	78	62
Inventory Turns	13	13	19

Days sales outstanding (DSO) is defined as accounts receivable divided by net revenues, multiplied by the number of days in the quarter.
Days payables outstanding (DPO) is defined as accounts payable divided by cost of revenues, multiplied by the number of days in the quarter.
Inventory turns is defined as annualized cost of revenues divided by net inventories.

Select Cash Flow Statement Items
	Q3'FY22	Q2'FY22	Q3'FY21
Net Cash Provided by Operating Activities	$260	$298	$373
Purchases of Property and Equipment	$61	$46	$32
Free Cash Flow	$199	$252	$341
Free Cash Flow as % of Net Revenues	12.3%	16.1%	23.2%

Free cash flow is a non-GAAP measure and is defined as net cash provided by operating activities less purchases of property and equipment.

NETAPP, INC.
RECONCILIATION OF NON-GAAP TO GAAP
INCOME STATEMENT INFORMATION
(In millions, except net income per share amounts)

	Q3'FY22	Q2'FY22	Q3'FY21
NET INCOME	$252	$224	$182
Adjustments:
Amortization of intangible assets	13	10	15
Stock-based compensation	64	62	46
Restructuring charges	—	7	—
Acquisition-related expense	6	1	3
Income tax effects	(5)	(13)	(13)
Income tax expenses from integration of acquired companies	—	1	17
NON-GAAP NET INCOME	$330	$292	$250

COST OF REVENUES	$541	$507	$495
Adjustments:
Amortization of intangible assets	(9)	(7)	(12)
Stock-based compensation	(5)	(4)	(3)
NON-GAAP COST OF REVENUES	$527	$496	$480

COST OF PRODUCT REVENUES	$407	$372	$369
Adjustments:
Amortization of intangible assets	(2)	(2)	(7)
Stock-based compensation	(1)	(1)	(1)
NON-GAAP COST OF PRODUCT REVENUES	$404	$369	$361

COST OF SERVICES REVENUES	$134	$135	$126
Adjustments:
Amortization of intangible assets	(7)	(5)	(5)
Stock-based compensation	(4)	(3)	(2)
NON-GAAP COST OF SERVICES REVENUES	$123	$127	$119

GROSS PROFIT	$1,073	$1,059	$975
Adjustments:
Amortization of intangible assets	9	7	12
Stock-based compensation	5	4	3
NON-GAAP GROSS PROFIT	$1,087	$1,070	$990

NETAPP, INC.
RECONCILIATION OF NON-GAAP TO GAAP
INCOME STATEMENT INFORMATION
(In millions, except net income per share amounts)

	Q3'FY22	Q2'FY22	Q3'FY21
SALES AND MARKETING EXPENSES	$461	$465	$436
Adjustments:
Amortization of intangible assets	(4)	(3)	(3)
Stock-based compensation	(30)	(29)	(21)
NON-GAAP SALES AND MARKETING EXPENSES	$427	$433	$412

RESEARCH AND DEVELOPMENT EXPENSES	$220	$216	$215
Adjustment:
Stock-based compensation	(19)	(19)	(15)
NON-GAAP RESEARCH AND DEVELOPMENT EXPENSES	$201	$197	$200

GENERAL AND ADMINISTRATIVE EXPENSES	$65	$76	$63
Adjustment:
Stock-based compensation	(10)	(10)	(7)
NON-GAAP GENERAL AND ADMINISTRATIVE EXPENSES	$55	$66	$56

RESTRUCTURING CHARGES	$—	$7	$—
Adjustment:
Restructuring charges	—	(7)	—
NON-GAAP RESTRUCTURING CHARGES	$—	$—	$—

ACQUISITION-RELATED EXPENSE	$6	$1	$3
Adjustment:
Acquisition-related expense	(6)	(1)	(3)
NON-GAAP ACQUISITION-RELATED EXPENSE	$—	$—	$—

OPERATING EXPENSES	$752	$765	$717
Adjustments:
Amortization of intangible assets	(4)	(3)	(3)
Stock-based compensation	(59)	(58)	(43)
Restructuring charges	—	(7)	—
Acquisition-related expense	(6)	(1)	(3)
NON-GAAP OPERATING EXPENSES	$683	$696	$668

NETAPP, INC.
RECONCILIATION OF NON-GAAP TO GAAP
INCOME STATEMENT INFORMATION
(In millions, except net income per share amounts)

	Q3'FY22	Q2'FY22	Q3'FY21
INCOME FROM OPERATIONS	$321	$294	$258
Adjustments:
Amortization of intangible assets	13	10	15
Stock-based compensation	64	62	46
Restructuring charges	—	7	—
Acquisition-related expense	6	1	3
NON-GAAP INCOME FROM OPERATIONS	$404	$374	$322

INCOME BEFORE INCOME TAXES	$306	$280	$247
Adjustments:
Amortization of intangible assets	13	10	15
Stock-based compensation	64	62	46
Restructuring charges	—	7	—
Acquisition-related expense	6	1	3
NON-GAAP INCOME BEFORE INCOME TAXES	$389	$360	$311

PROVISION FOR INCOME TAXES	$54	$56	$65
Adjustments:
Income tax effects	5	13	13
Income tax expenses from integration of acquired companies	—	(1)	(17)
NON-GAAP PROVISION FOR INCOME TAXES	$59	$68	$61

NET INCOME PER SHARE	$1.10	$0.98	$0.80
Adjustments:
Amortization of intangible assets	0.06	0.04	0.07
Stock-based compensation	0.28	0.27	0.20
Restructuring charges	—	0.03	—
Acquisition-related expense	0.03	—	0.01
Income tax effects	(0.02)	(0.06)	(0.06)
Income tax expenses from integration of acquired companies	—	—	0.07
NON-GAAP NET INCOME PER SHARE	$1.44	$1.28	$1.10

RECONCILIATION OF NON-GAAP TO GAAP
GROSS MARGIN
($ in millions)

	Q3'FY22	Q2'FY22	Q3'FY21
Gross margin-GAAP	66.5%	67.6%	66.3%
Cost of revenues adjustments	0.9%	0.7%	1.0%
Gross margin-Non-GAAP	67.3%	68.3%	67.3%

GAAP cost of revenues	$541	$507	$495
Cost of revenues adjustments:
Amortization of intangible assets	(9)	(7)	(12)
Stock-based compensation	(5)	(4)	(3)
Non-GAAP cost of revenues	$527	$496	$480

Net revenues	$1,614	$1,566	$1,470

RECONCILIATION OF NON-GAAP TO GAAP
PRODUCT GROSS MARGIN
($ in millions)

	Q3'FY22	Q2'FY22	Q3'FY21
Product gross margin-GAAP	51.9%	54.3%	52.4%
Cost of product revenues adjustments	0.4%	0.4%	1.0%
Product gross margin-Non-GAAP	52.2%	54.7%	53.4%

GAAP cost of product revenues	$407	$372	$369
Cost of product revenues adjustments:
Amortization of intangible assets	(2)	(2)	(7)
Stock-based compensation	(1)	(1)	(1)
Non-GAAP cost of product revenues	$404	$369	$361

Product revenues	$846	$814	$775

RECONCILIATION OF NON-GAAP TO GAAP
SERVICES GROSS MARGIN
($ in millions)

	Q3'FY22	Q2'FY22	Q3'FY21
Services gross margin-GAAP	82.6%	82.0%	81.9%
Cost of services revenues adjustment	1.4%	1.1%	1.0%
Services gross margin-Non-GAAP	84.0%	83.1%	82.9%

GAAP cost of services revenues	$134	$135	$126
Cost of services revenues adjustments:
Amortization of intangible assets	(7)	(5)	(5)
Stock-based compensation	(4)	(3)	(2)
Non-GAAP cost of services revenues	$123	$127	$119

Services revenues	$768	$752	$695

RECONCILIATION OF NON-GAAP TO GAAP
EFFECTIVE TAX RATE

	Q3'FY22	Q2'FY22	Q3'FY21
GAAP effective tax rate	17.6%	20.0%	26.3%
Adjustments:
Income tax effects	(2.5)%	(0.8)%	0.2%
Income tax expenses from integration of acquired companies	—%	(0.4)%	(6.9)%
Non-GAAP effective tax rate	15.2%	18.9%	19.6%

RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES
TO FREE CASH FLOW (NON-GAAP)
(In millions)

	Q3'FY22	Q2'FY22	Q3'FY21
Net cash provided by operating activities	$260	$298	$373
Purchases of property and equipment	(61)	(46)	(32)
Free cash flow	$199	$252	$341

RECONCILIATION OF NET REVENUES
TO BILLINGS (NON-GAAP)
(In millions)

	Q3'FY22	Q2'FY22	Q3'FY21
Net revenues	$1,614	$1,566	$1,470
Change in deferred revenue and financed unearned services revenue*	143	(15)	128
Billings	$1,757	$1,551	$1,598

* As reported on our Condensed Consolidated Statements of Cash Flows

NETAPP, INC.
RECONCILIATION OF NON-GAAP GUIDANCE TO GAAP
EXPRESSED AS EARNINGS PER SHARE
FOURTH QUARTER FISCAL 2022

Fourth Quarter
Fiscal 2022

Non-GAAP Guidance - Net Income Per Share	$1.21 - $1.31

Adjustments of Specific Items to Net Income
Per Share for the Fourth Quarter Fiscal 2022:
Amortization of intangible assets	($0.06)
Stock-based compensation expense	($0.28)
Income tax effects	$0.03
Total Adjustments	($0.31)

GAAP Guidance - Net Income Per Share	$0.90 - $1.00

Some items may not add or recalculate due to rounding.

NETAPP, INC.
RECONCILIATION OF NON-GAAP GUIDANCE TO GAAP
FISCAL 2022
(Unaudited)

Fiscal 2022

Gross Margin - Non-GAAP Guidance
Adjustment:	~67%
Cost of revenues adjustments	(1)%
Gross Margin - GAAP Guidance	~66%

Fiscal 2022

Operating Margin - Non-GAAP Guidance	23% - 24%
Adjustments:
Amortization of intangible assets	(1)%
Stock-based compensation expense	(4)%
Operating Margin - GAAP Guidance	18% - 19%

Fiscal 2022

Effective Tax Rate - Non-GAAP Guidance	~18%
Adjustment:
Income tax effects	-%
Effective Tax Rate - GAAP Guidance	~18%

Some items may not add or recalculate due to rounding.

NETAPP, INC.
RECONCILIATION OF NON-GAAP GUIDANCE TO GAAP
EXPRESSED AS EARNINGS PER SHARE
FISCAL 2022

Fiscal 2022

Non-GAAP Guidance - Net Income Per Share	$5.07 - $5.17

Adjustments of Specific Items to Net Income
Per Share for Fiscal 2022:
Amortization of intangible assets	($0.20)
Stock-based compensation expense	($1.07)
Litigation Settlement	($0.01)
Restructuring charges	($0.13)
Acquisition-related expenses	($0.03)
Income tax effects	$0.24
Total Adjustments	($1.20)

GAAP Guidance - Net Income Per Share	$3.87 - $3.97

Some items may not add or recalculate due to rounding.

Contacts:

(Press)

Chris Drago

1 831 900 8889

chris.drago@netapp.com

(Investors)

Lance Berger

1 408 822 6628

lance.berger@netapp.com